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                                                                     EXHIBIT 5.1


            [APARTMENT INVESTMENT AND MANAGEMENT COMPANY LETTERHEAD]



June 5, 2002





APARTMENT INVESTMENT AND MANAGEMENT COMPANY
Colorado Center, Tower Two
2000 South Colorado Boulevard, Suite 2-1000
Denver, Colorado 80222

                              Class A Common Stock

Ladies and Gentlemen:

         We have acted as Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 of the Company (Registration No. 333-71452) and Amendment No. 1 thereto (collectively, the "Registration Statement") filed on October 12, 2001 and November 7, 2001, respectively, including the prospectus included therein at the time the Registration Statement was declared effective (the "Prospectus"), with the Securities and Exchange Commission (the "Commission"), for offering by the Company from time to time of up to $821,806,085 aggregate initial offering price of certain securities described therein, including 8,000,000 shares (the "Initial Shares") of the Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), of the Company, and up to an additional 1,200,000 shares of Class A Common Stock which may be issued from time to time pursuant to an underwriter's over-allotment option (the "Additional Shares", and together with the Initial Shares, the "Shares") being issued and sold pursuant to an Underwriting Agreement, dated as of May 30, 2002 (the "Underwriting Agreement"), by and among Morgan Stanley & Co. Incorporated, on the one hand, and the Company and AIMCO Properties, L.P., a Delaware limited partnership on the other. This opinion is being provided at your request in connection with the Registration Statement and supplements our opinion, dated October 31, 2001, filed as Exhibit 5.1 to the Registration Statement.

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (a) The Charter of the Company (the "Charter"), certified by the Department of Assessments and Taxation of the State of Maryland (the "MSDAT").


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                                                        APARTMENT INVESTMENT AND
                                                              MANAGEMENT COMPANY
                                                                    June 5, 2002
                                                                          Page 2


                  (b) The By-Laws of the Company, as amended and restated and in effect on the date hereof.

                  (c) The Underwriting Agreement.

                  (d) The Registration Statement.

                  (e) The Prospectus, and related final Prospectus Supplement, dated May 30, 2002 (the "Prospectus Supplement"), relating to the Shares.

                  (f) The minutes of proceedings of the Board of Directors of the Company or a committee thereof relating to the authorization of the Underwriting Agreement and the authorization and the issuance of the Shares.

                  (g) A short-form Good Standing Certificate for the Company, dated a recent date, issued by the MSDAT.

                  (h) An Officer's Certificate of the Company, dated the date hereof (the "Certificate"), as to certain factual matters.

                  (i) Such other documents as we have considered necessary to the rendering of the opinion expressed below.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder, the accuracy of the representations and warranties as to factual matters of the Company as set forth in the Underwriting Agreement, and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate and the documents referred to in the list above. We have also assumed, without independent investigation, that the Shares were issued in accordance with the terms of the Underwriting Agreement, the Registration Statement, the Prospectus, the Prospectus Supplement, and the resolutions authorizing their issuance.


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                                                        APARTMENT INVESTMENT AND
                                                              MANAGEMENT COMPANY
                                                                    June 5, 2002
                                                                          Page 3


         Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

                  (1) The Initial Shares have been duly authorized and are validly issued, fully paid, and non-assessable.

                  (2) The Additional Shares have been duly authorized and, when issued in accordance with the terms of the Underwriting Agreement, the Registration Statement, the Prospectus, the Prospectus Supplement, and the resolutions authorizing their issuance, will be validly issued, fully paid, and non-assessable.

         The opinion set forth herein is subject to additional assumptions, qualifications and limitations as follows:

                  (a) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

                  (b) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.

                  (c) We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

                  (d) We assume that the issuance of the Shares by the Company will not cause any person to violate any of the provisions of the Company Charter relating to the Initial Holder Limit, the Look-Through Ownership Limit, or the Ownership Limit (as those terms are defined in the Company Charter).

                  (e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

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                                                        APARTMENT INVESTMENT AND
                                                              MANAGEMENT COMPANY
                                                                    June 5, 2002
                                                                          Page 4


         We hereby consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K (which is incorporated into the Registration Statement) and to the reference to our firm under the heading "Legal Matters" in the Prospectus Supplement relating to the Shares. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

PIPER RUDNICK LLP